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CREDIT SUISSE FIRST BOSTON CORPORATION

Eleven Madison Avenue Telephone 212 325 2000
New York, NY 10010-3269

Exhibit 99.4

CONSENT
OF
CREDIT SUISSE FIRST BOSTON CORPORATION

Board of Directors
Hispanic Broadcasting Corporation
3102 Oak Lawn Avenue
Suite 215
Dallas, TX 75219

Members of the Board:

        We hereby consent to the inclusion of our opinion letter, dated June 11, 2002, to the Board of Directors of Hispanic Broadcasting Corporation ("Hispanic Broadcasting") as Annex C to the Registration Statement of Univision Communications Inc. (the "Company") on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and Hispanic Broadcasting and references made to such opinion in the Registration Statement under the caption "THE MERGER—Opinion of Hispanic Broadcasting's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION
By:	/s/ MICHAEL A. WILDISH Michael A. Wildish Managing Director

August 26, 2002

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CONSENT OF CREDIT SUISSE FIRST BOSTON CORPORATION